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                                                             EXHIBIT 10.8

                   EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

                                 (Combined)

     AGREEMENT entered into this 29th day of May, 1986, by and between COMMERCIAL BANKING AND TRUST COMPANY, PARKERSBURG, WEST VIRGINIA, hereinafter called the "Bank," party of the first part, and WILLIAM E. MILDREN, JR., hereinafter called the "Officer," party of the second part.

W I T N E S S E T H :

WHEREAS, the Officer has been employed by the Bank and is currently employed by the Bank in an executive capacity;

WHEREAS, the Bank desires to retain the valuable services and business counsel of the Officer and to induce the Officer to remain in an executive capacity with the Bank;

WHEREAS, the Bank wishes to retain the Officer in order to prevent the substantial financial loss which the Bank would incur if the Officer were to leave and were to enter the employment of a competitor;

WHEREAS, the Officer is considered a highly compensated officer or member of a select management group of the Bank;

NOW, THEREFORE, the Bank promises to pay the Officer the benefits provided herein, subject to the terms and conditions set forth hereinafter, in consideration for the Officer's promise to remain in the continuous employment of the Bank until the earlier of the date of his disability or retirement, or voluntary termination or discharge without cause on or after the date on which a Merger, Buyout, or Substantial Change in Ownership occurs; and the parties hereto agree hereby that the following shall constitute the terms of this
Agreement:

ARTICLE 1.   DEFINITIONS
For the purposes of this Agreement, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other, the terms, "he," "his," and "him," shall refer to the Officer, and the capitalized terms shall have the following meanings:

Beneficiary:      The person or persons the Officer has designated in writing to the Bank; if none, then the Officer's Spouse, if living;
                  if none, then the Children of the Officer; if none, then the Estate of the Officer.

Buyout: A transaction or series of transactions wherein the Bank is sold, either through the sale of a controlling interest in the Bank's voting stock or through the sale of substantially all of the Bank's assets, to a party not having a controlling interest in the Bank's voting stock on the date of execution of this Agreement.

Children:         The Officer's children, both natural and adopted, then
                  living at the time payments are due are the Children under this Agreement.

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Deferred Compensation
Benefit: The benefit provided to the Officer at his Retirement Age, provided he has satisfied the conditions and terms of this Agreement, as calculated in Article 3.

Estate: Means the Estate of the Officer. The benefits remaining, if any, after death of the Officer, the Officer's designated Beneficiaries, Spouse, and Children shall be paid to the Estate of the Officer.

Just Cause:       Theft, fraud, embezzlement or willful misconduct causing
                  significant property damage to the Bank or personal injury to another employee. In the event the Officer is discharged for Just Cause, he agrees to consent to the revocation of this Agreement. In the event of such revocation, this Agreement shall be null and void and neither the Officer nor his Beneficiaries shall have a claim against the Bank.

Merger: A transaction or series of transactions wherein the Bank is combined with another business entity, and after which the persons who had owned, either directly or indirectly, a controlling interest in the Bank's voting stock on the date of execution of this Agreement own less than a controlling interest in the voting stock of the combined entity. For the purposes of this Agreement, the term "Merger" shall include any event or series of events as described in the immediately preceding sentence, whether or not the combined entity retains the name of the Bank, retains the name of the business entity that acquired a controlling interest in the Bank, or a new name is given to the combined entity.

Retirement Age:   Normal Retirement Age shall be age 65, or later at election of the Board. Early retirement may be elected by the Officer at any time after age 55. Benefits payable under this Agreement shall be actuarially reduced for retirement prior to age 65.

Spouse: The individual to whom the Officer is legally married at the time of the Officer's death.

Substantial
Change In
Ownership:        A transaction or series of transactions in which fifteen
                  percent or more of the voting stock of the Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a controlling interest in the voting stock of the Bank on the date that this Agreement was executed. The above shall not apply to stock purchased by the Employee Stock Ownership Plan (ESOP) at Commercial Banking and Trust Company.

Year of Service:  Twelve full months of continuous employment by the Officer.
                  A fractional Year of Service shall accrue at a rate of one-twelfth of a Year of Service for each full month of continuous employment, and benefits under this Plan shall be adjusted accordingly.


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     The above definitions shall apply only to this Agreement and in any event shall not be construed as applying to any employee benefit plan(s) qualified under Section 401(a) of the Internal Revenue Code of 1954 as amended that the Bank or an affiliated company maintains, currently maintains, or will maintain.


ARTICLE 2.  PAYMENT OF PRE RETIREMENT (DEATH) BENEFITS
     The Bank agrees that if the Officer dies prior to attaining Retirement Age while covered by the provisions of this Agreement, then the Bank will pay the Officer's Beneficiaries in the manner prescribed in Article 5 of this Agreement, the sum of Sixty-One Thousand and no/100 Dollars ($61,000.00) per annum for one year, payable monthly in twelve equal installments, to commence on the first business day of the month following the month in which the Officer died. The Bank further agrees that if the Officer dies prior to attaining Retirement Age, then the Bank will pay the Officer's Beneficiaries in the manner prescribed in Article 5 of this Agreement, the sum of Forty-Five Thousand Seven Hundred Fifty and no/100 Dollars ($45,750.00) per annum for four years, payable monthly in forty-eight equal installments, to commence on the first business day of the month immediately following the date on which the last payment was made under the provisions of the immediately preceding sentence; and at the conclusion of this four year period, the Bank will pay the sum of Thirty Thousand Five Hundred and no/100 Dollars ($30,500.00) per annum for ten years, payable monthly in one hundred twenty equal installments. The payment of any amount under this Article 2 will be subject to the conditions and limitations set out elsewhere in this Agreement, and will be payable upon the first business day of each month.

ARTICLE 3. DEFERRED COMPENSATION
     If the Officer is still in the employ of the Bank at retirement and covered under this Agreement, whether or not temporarily or permanently disabled, the Bank shall, after the Officer's retirement, commence payments as provided in this Article 3 and set forth below. Subject to the provisions and limitations of this Agreement, the Bank shall pay to the Officer a monthly benefit which shall commence the first day of the month next following the Officer's retirement date and shall be payable monthly thereafter until one hundred eighty payments have been made.

     A. At Retirement.     Subject to the provisions and limitations of this
Agreement, the Bank shall pay to the Officer the sum of Forty-Eight Thousand Four Hundred Forty-One and no/100 Dollars ($48,441.00) per annum payable in twelve equal installments which shall commence the first day of the month next following the officer's attainment of Retirement Age and shall be payable monthly thereafter until all payments have been made.

     B. Retirement Prior To Age 65.    The Officer may retire after age 55
with the approval of the Board of Directors unless there has been a Buyout, Merger, or Substantial Change in Ownership. If there has been a Buyout, Merger, or Substantial Change in ownership, the Officer can retire at any time after attaining age 55 without Board approval. The amount payable due to early retirement will be the amount payable under Article 3A above actuarially reduced. Such payments are to begin the first day of the month next following the effective date of the Officer's retirement.

     C. Death Benefit.   In the event of death of the Officer while covered
by this Agreement on or after retirement regardless of age, payments as stated in paragraph A of Article 3 above shall be made as provided in Article 5 commencing on the first day of the month after the Officer's death. In the event the Officer dies while covered by this Agreement prior to retirement, Article 2 shall control. However, in no


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event shall payments be made under provisions of Article 2 if payments are being made under provisions of Article 3.

ARTICLE 4.  CONDITIONS
     A. Normal Employment.   The payment of benefits under this Agreement to
the Officer or Officer's Beneficiaries is conditioned upon the continuous employment (periods of temporary disability and authorized leave of absence shall be considered as periods of employment) of the Officer by the Bank from date of execution of this Agreement until the date the Officer attains Retirement Age or becomes deceased, and upon the Officer's compliance with the terms of this Agreement so long as he lives and payments are due under terms of this Agreement; provided, however, in the event of a Buyout, Merger, or Substantial Change in Ownership, continuous employment of the Officer shall be required only until the date of the Officer's voluntary termination or discharge without Just Cause.

     B. Early Termination/Discharge.   Notwithstanding paragraph A above,
the Officer or his Beneficiaries shall be entitled to payment at Retirement Age of a portion of the benefit defined in Article 2 or Article 3 whichever applies should he prior to Retirement Age voluntarily terminate his employment on the date of or any date subsequent to a Buyout, Merger, or Substantial Change in Ownership; become permanently disabled; or if he should be discharged from employment by the Bank without Just Cause on the date of or on any date subsequent to a Buyout, Merger, or Substantial Change in
ownership.   The percentage payable shall be determined by reference to the vesting schedule contained herein.

     C. Vesting Schedule. In the event of a Buyout, Merger, or Substantial Change in Ownership the following vesting schedule shall apply. The Officer shall earn one year, or portion thereof, of benefit payments for each year, or portion thereof, of service to the Bank up to a maximum of fifteen years. In the event benefit payments are due under provisions of Article 2, the vesting schedule shall apply to the first year's benefit first, then the second, and continue until the Officer's vested service is exhausted. Such service commences with the inclusion of the Officer in the Executive Supplemental Income Plan.

ARTICLE 5. PAYMENTS TO BENEFICIARIES
     For purposes of this Agreement, Beneficiaries shall mean the person or persons designated by the Officer in writing on forms furnished by the Bank. Such Officer may then from time to time change the designated Beneficiaries by written notice to the Bank, and upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Agreement shall cease. If, at the date of death of the officer, no duly designated Beneficiary exists, or if the officer has revoked a prior designation by a writing filed with the Bank without having filed a new designation, then for purposes of this Agreement, the legally recognized Spouse of the officer living at his death shall be the beneficiary; if none, then the Children, natural and adopted, then living; if none, then the officer's Estate.

ARTICLE 6. FUNDING
     The Bank's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be obligated under any circumstances to fund its obligations under this Agreement. The Bank may, however, at its sole and exclusive option, elect to fund this Agreement in whole or in part.

ARTICLE 7. OFFICER RIGHT TO ASSETS
     The rights of the Officer or his Beneficiaries shall be solely those of an unsecured general creditor of the Bank. The Officer or his Beneficiaries shall only have the right to receive from the Bank those payments


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as specified under this Agreement.  The Officer agrees that neither he nor his Beneficiaries shall have any rights or interests whatsoever in any asset of the Bank. Any asset used or acquired by the Bank in connection with the liabilities the Bank has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Officer or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

ARTICLE 8. ACCELERATION OF PAYMENT
     The Bank may accelerate the payment of any benefits payable under this Agreement with the consent of the Officer or his Beneficiaries. In the event it is agreed to accelerate these payments, the present value of any future payments shall be paid to the Officer or his Beneficiaries.

ARTICLE 9. LEAVES OF ABSENCE
     The Bank may, in its sole discretion, permit the Officer to take a leave of absence; each such period shall not exceed one year in length. During such leave, the Officer shall be considered to be in the continuous employment of the Bank for purposes of this Agreement.

ARTICLE 10. ASSIGNABILITY
     Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Bank.

ARTICLE 11. AMENDMENT/REVOCATION
     Prior to retirement, this Agreement may be amended, modified, or revoked at any time, in whole or part, by the Bank except in the event of a Buyout, Merger, or Substantial Change in Ownership. On or after a Buyout, Merger, or Substantial Change in Ownership, mutual consent of the Officer and the Bank shall be required to amend, modify, or revoke this Agreement.

ARTICLE 12. LAW GOVERNING/ENFORCEMENT/PARTIES
     This Agreement shall be governed by the laws of the state of West Virginia. This Agreement is solely between the Bank and the Officer. Furthermore, the Officer or his Beneficiaries shall only have recourse against the Bank for enforcement of the Agreement. However, it shall be binding upon the Beneficiaries, heirs, executors and administrators of the Officer, and upon any and all successors and assigns of the Bank.

ARTICLE 13. SEVERABILITY
     In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

ARTICLE 14. INCOMPETENCY
     If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may


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determine.  Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

ARTICLE 15. EXECUTION
     This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

     In witness hereof, the parties have caused this Agreement to be executed on this 29th day of May, 1986.

    /s/ William E. Mildren, Jr.
       William E. Mildren, Jr.


COMMERCIAL BANKING AND TRUST COMPANY
PARKERSBURG, WEST VIRGINIA
BY:
  /s/ Larry G. Johnson
      Sr. VP


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COMMERCIAL BANK AND TRUST
PARKERSBURG, WEST VIRGINIA

ADDENDUM TO
EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

     This Addendum to the Executive Supplemental Income Agreement covering WILLIAM E. MILDREN, JR. enumerates the dollar amount of death and retirement benefits payable under the Executive Supplemental Income Agreement. All rights and payment provisions are controlled by the Executive Supplemental Income Agreement effective on the 7th day of February, 1994. This Addendum revokes any previously dated Addendum.

ANNUAL PRE-RETIREMENT DEATH BENEFIT.

Year 1:       $115,000
Years 2 - 5:  $ 86,250
Years-6 - 15: $ 57,500

ANNUAL POST-RETIREMENT BENEFIT.

$48,441 payable for 15 years

IN WITNESS WHEREOF, the parties hereto have executed this Addendum this 7th day of February, 1994, each acknowledging receipt of a fully signed original hereof.

    /s/ William E. Mildren, Jr.
       WILLIAM E. MILDREN, JR.



COMMERCIAL BANK AND TRUST
PARKERSBURG, WEST VIRGINIA
BY:
/s/ Daniel N. Canada
Director of Human Resources